EXHIBIT 99.1
1259 NW 21st Street
Pompano Beach, FL 33069

NEWS

March 29, 2012	FOR MORE INFORMATION: 954-917-4114 HOWARD L. EHLER, JR. CHIEF OPERATING OFFICER

IMPERIAL ANNOUNCES OPERATING RESULTS FOR
THE 2011 YEAR AND FOURTH QUARTER

Pompano Beach, FL………Imperial Industries, Inc. (OTCBB: “IPII”) announced today the results of operations for the year and fourth quarter ended December 31, 2011.

Net sales for the year ended December 31, 2011 were $7,248,000, compared to $8,229,000 for the same period in 2010, a decrease of 11.9%. For the year ended December 31, 2011, the Company had a loss from continuing operations of $1,310,000, or $.51 per diluted share, compared to a loss from continuing operations of $596,000, or $.23 per diluted share, for 2010. In 2011 and 2010, losses from continuing operations included gains of $325,000 and $500,000, respectively, recognized from the settlements of certain litigation. Discontinued operations related to the closure of the Company’s distribution facilities during 2009 resulted in a non-cash gain of $4,378,000 recorded during the fourth quarter of 2011 related to adjustments to reduce the carrying value of certain assets and liabilities, off-set by a loss of $315,000 incurred during the year related to the Assignee’s efforts to dispose of assets. The Company recorded a loss of $638,000 from discontinued operations in 2010, which included a gain realized from the sale of real property associated with the discontinued operations of $230,000.  As a result of the non-cash gain resulting from discontinued operations, the Company had net income of $2,753,000, or $1.08 per diluted share, for 2011 compared to a net loss of $1,234,000, or $.48 per diluted share, for 2010.

Net sales for the fourth quarter ended December 31, 2011 were $1,609,000, compared to $1,764,000 for the same period in 2010 resulting in a loss from continuing operations of $403,000, or $.16 per diluted share for such period, compared to income from continuing operations of $325,000, or $.13 per diluted share, for the same period in 2010. Income from continuing operations in the fourth quarter of 2010 included the recognition of a $500,000 gain on the settlement of certain litigation in that period. The Company realized income from discontinued operations in the 2011 fourth quarter period of $4,278,000 as a result of a non-cash gain of $4,378,000 related to adjustments of the carrying value of certain assets and liabilities associated with its former distribution facilities as described above. As a result, net income for the three months ended December 31, 2011 was $3,875,000, or $1.51 per diluted share, compared to net income of $224,000, or $.09 per diluted share, for the same period in 2010.

Results of operations from continuing operations for both the year and fourth quarter ended December 31, 2011 continued to be adversely affected by the depressed conditions in the construction industry that began in 2006, which has caused reduced demand for the Company’s products. Based on the poor economic conditions prevalent in the construction industry and the Company’s on-going losses, as well as other factors, the Company’s independent registered public accounting firm included an explanatory paragraph in its report on the Company’s financial statements as of and for the year ended December 31, 2011, raising substantial doubt about the Company’s ability to continue as a going concern.

Page 2 of News Release dated March 29, 2012
S. Daniel Ponce, Imperial’s Chairman of the Board, stated: “The market demand for our products in 2011 continued at near historic lows.  Unless demand for the Company’s products increases significantly, the Company’s operations will not generate sufficient cash flow to support operations in its current condition through the balance of the 2012 year.  We are actively seeking debt and/or equity financing to provide additional funds for operations to maintain liquidity until construction activity increases and operations become profitable.  There can be no assurance that the Company will be able to obtain such financing. The Company’s stockholders’ equity improved to $1,748,000 at December 31, 2011 compared to a stockholders’ deficit of $1,047,000 at December 31, 2010 as a result of the winding down of the liquidation of the Company’s former distribution facilities which has benefited our balance sheet as we seek new financing. While the Company engages in seeking financing, we continue to focus our efforts on strengthening our service capabilities and relationships with our customers and on initiatives that will expand and improve our product line offerings, as well as our geographic reach, with a goal to generate additional revenues to reduce and eliminate our negative cash flows.”

For more information, please refer to the Company’s Form 10-K for the year ended December 31, 2011 which is being filed with the Securities and Exchange Commission on March 29, 2012 and which will be available on the Company’s website www.imperialindustries.com shortly.

Imperial Industries, Inc., through its subsidiary, Premix-Marbletite Manufacturing Co. is engaged in the manufacture and distribution of pool, stucco, plaster and roofing products to building materials dealers, contractors and others and sells products primarily in the State of Florida and to a lesser extent the rest of the Southeastern United States and the Caribbean, with facilities in the State of Florida. See our website at www.imperialindustries.com for more information about the Company.

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including changes in economic, business, and competitive market conditions, and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.”  The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the Securities and Exchange Commission (“SEC”), and in other reports already filed with the SEC.

Page 3 of News Release dated March 29, 2012
IMPERIAL INDUSTRIES, INC.
Financial Highlights

			(Unaudited)
	Year Ended		Three Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net Sales	$7,248,000	$8,229,000	$1,609,000	$1,764,000

Income (loss) from continuing operations, net of taxes	$(1,310,000)	$(596,000)	$(403,000)	$325,000
Income (loss) from discontinued operations, net of taxes	4,063,000	(638,000)	4,278,000	(101,000)

Net income (loss)	$2,753,000	$(1,234,000)	$3,875,000	$224,000

Income (loss) per Common Share:

Income (loss) from continuing operations - basic and diluted	$(0.51)	$(0.23)	$(0.16)	$0.13
Income (loss) from discontinued operations - basic and diluted	1.59	(0.25)	1.67	(0.04)
Net income (loss) per share - basic and diluted	$1.08	$(0.48)	$1.51	$0.09

Weighted average shares outstanding -
basic and diluted	2,559,090	2,551,129	2,561,331	2,553,173

Notes to Financial Highlights
1) In 2011 and 2010, as part of income (loss) from continuing operations, the Company recognized gains on the settlement of certain litigation of $325,000 and $500,000 (realized in the fourth quarter), respectively.

2) For the year and fourth quarter ended December 31, 2011, income from discontinued operations includes the recognition of a $4,378,000 non-cash gain related to adjustments to reduce the carrying value of certain assets and liabilities associated with the Company's former distribution facilities. In 2010, the loss from discontinued operations includes a gain of $230,000 realized from the sale of real property associated with the discontinuance of its former distribution facilities.